Exhibit 99.1

Sanara MedTech Inc. Announces Exclusive License and Distribution Agreement with, and Minority Investment in, Biomimetic Innovations Ltd

OsStic® and related technologies represent differentiated solutions that address an estimated 100,000+ procedures in the U.S. annually(1); arrangement leverages Sanara’s existing call points and commercial infrastructure, and complements Sanara’s existing surgical portfolio

FORT WORTH, TX, January 21, 2025 (GLOBE NEWSWIRE) – Sanara MedTech Inc. Based in Fort Worth, Texas, Sanara MedTech Inc. (“Sanara,” the “Company,” “we,” “our” or “us”) (Nasdaq: SMTI), a medical technology company focused on developing and commercializing transformative technologies to improve clinical outcomes and reduce healthcare expenditures in the surgical, chronic wound and skincare markets, announced today the execution of an exclusive license and distribution agreement (the “License and Distribution Agreement”) with Biomimetic Innovations Ltd (“Biomimetic Innovations” or “BMI”), a privately-held medical device company headquartered in Shannon, Ireland. In tandem, Sanara agreed to contribute up to €8.0 million in cash to BMI in exchange for approximately 12.5% of BMI’s outstanding equity. Sanara made an initial cash investment totaling €4.0 million, including €1.0 million of converting debt. The remaining €4.0 million contribution is due upon the achievement of certain development, clinical and regulatory milestones.

Under the terms of the License and Distribution Agreement, Sanara has acquired the exclusive U.S. marketing, sales, and distribution rights to OsStic® Synthetic Injectable Structural Bio-Adhesive Bone Void Filler (“OsStic”), as well as a hardware agnostic adjunctive internal fixation technology featuring novel delivery to promote targeted application of OsStic, for use in fracture management. The License and Distribution Agreement is for an initial five-year period, with the option to automatically renew for successive two-year periods at Sanara’s discretion.

OsStic was granted a Breakthrough Device Designation by the U.S. Food and Drug Administration (“FDA” or the “Agency”) on December 10, 2023, with proposed indications for use as a “structural, mechanically enhanced bioadhesive for reduction, provisional fixation, or void filling of periarticular fractures or defects to enhance structural stability where standard fixation alone cannot provide sufficient support for functional mobilization.” Breakthrough Device Designation is granted to medical devices that provide for more effective treatment or diagnosis of life-threatening or irreversibly debilitating human disease or conditions.

“We are excited to announce this strategic agreement and investment in Biomimetic Innovations,” said Ron Nixon, Sanara’s Executive Chairman and CEO. “OsStic offers a truly differentiated solution, designed to enhance the fracture repair process. We believe OsStic represents a compelling treatment option for the more than 100,000 periarticular fractures that occur in the U.S. annually.”

Mr. Nixon continued: “Leveraging the receipt of FDA Breakthrough Device Designation for OsStic, BMI is engaging with the Agency in pursuit of U.S. regulatory clearance. We look forward to introducing this innovative surgical solution to the U.S. market, which we anticipate in the first quarter of 2027. Importantly, we expect OsStic and related delivery technologies to complement our existing surgical product portfolio, as we continue our focus on enhancing patient outcomes, improving healthcare providers’ surgical experience, and reducing the total cost of care.”

Dr. Thomas Russell, Chief Medical Officer of PBC Biomed (an affiliate of BMI), stated, “While traditional calcium phosphate bone substitute materials offer basic bone void filling properties, they are limited in their ability to fully integrate with the bone and ultimately do not provide the adequate mechanical support to assist fracture repair. OsStic sets a new standard with its innovative formulation. Unlike conventional materials, OsStic is engineered to optimize fluidic dispersion into bone defects, interdigitate with the surrounding boney structure, and firmly adhere to bone surfaces. These properties provide exceptional structural integrity and mechanically enhanced bioadhesion, making OsStic uniquely suited for reducing periarticular fractures, achieving provisional fixation, and filling voids. As the first calcium phosphate-based synthetic technology to address all three critical clinical needs, OsStic offers an unparalleled solution for preserving joint congruency and improving patient outcomes.”

Paul Burke, Managing Partner of PBC Biomed Ltd and acting CEO of Biomimetic Innovations stated, “Our goal is to ‘enhance patient wellness’ using disruptive medical innovations. With its market expertise, sales and distribution network, and existing customer relationships, Sanara represents an ideal partner to commercialize our innovative technologies. Together, we look forward to bringing transformative solutions to market that enhance the surgeon’s treatment approach and improve patient outcomes.”

(1)	National Library of Medicine, BMI and Sanara company estimates.

About Biomimetic Innovations Ltd and PBC Biomed

Biomimetic Innovations Ltd is an affiliate of PBC Biomed, a medical device company involved in design, development and manufacturing. PBC Biomed partners with medical device, biologic, pharmaceutical and combination product innovators to accelerate their technology through the product lifecycle stages. The company offers regulatory, clinical, quality assurance and commercial support, and facilitates the design, development and validation of medical devices, biologics, and combination products. PBC Biomed’s ISO 13485 facilities and ISO 9001 certified processes enable the company to perform clean room manufacturing, packing and sterilization for a range of medical device products. The company is headquartered in Shannon, Ireland, with offices in Memphis, Tennessee and Chamonix, France. PBC Biomed has a track record in developing and commercializing new technologies, bringing the N-Force Fixation/iN3 Cement to market through its affiliate company, CelgenTek Innovations (acquired by Zimmer Biomet in 2016), and more recently bringing ReFeel® to market as a nerve regeneration solution, with partner company Mochida Pharmaceuticals Ltd (Japan). For more information, please visit pbcbiomed.com and pbcbiomed.com/affiliates/biomimeticinnovations/.

About Sanara MedTech Inc.

Sanara MedTech Inc. is a medical technology company focused on developing and commercializing transformative technologies to improve clinical outcomes and reduce healthcare expenditures in the surgical, chronic wound and skincare markets. The Company markets, distributes and develops surgical, wound and skincare products for use by physicians and clinicians in hospitals, clinics and all post-acute care settings and offers wound care and dermatology virtual consultation services via telemedicine. Sanara’s products are primarily sold in the North American advanced wound care and surgical tissue repair markets. Sanara markets and distributes CellerateRX® Surgical Activated Collagen, FORTIFY TRG® Tissue Repair Graft and FORTIFY FLOWABLE® Extracellular Matrix as well as a portfolio of advanced biologic products focusing on ACTIGEN™ Verified Inductive Bone Matrix, ALLOCYTE® Plus Advanced Viable Bone Matrix, BiFORM® Bioactive Moldable Matrix, TEXAGEN® Amniotic Membrane Allograft, and BIASURGE® Advanced Surgical Solution to the surgical market. In addition, the following products are sold in the wound care market: BIAKŌS® Antimicrobial Skin and Wound Cleanser, BIAKŌS® Antimicrobial Wound Gel, and BIAKŌS® Antimicrobial Skin and Wound Irrigation Solution. Sanara’s pipeline also contains potentially transformative product candidates for mitigation of opportunistic pathogens and biofilm, wound re-epithelialization and closure, necrotic tissue debridement and cell compatible substrates. The Company believes it has the ability to drive its pipeline from concept to preclinical and clinical development while meeting quality and regulatory requirements. Sanara is constantly seeking long-term strategic partnerships with a focus on products that improve outcomes at a lower overall cost. For more information, please visit sanaramedtech.com.

Information about Forward-Looking Statements

The statements in this press release that do not constitute historical facts are “forward-looking statements,” within the meaning of and subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements may be identified by terms such as “aims,” “anticipates,” “believes,” contemplates,” “continue,” “could,” “estimates,” “expect,” “forecast,” “guidance,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “preliminary,” “projects,” “seeks,” “should,” “targets,” “will” or “would,” or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include, among others, statements regarding the Company’s arrangement with BMI and the integration of BMI’s OsStic and related technologies into the Company’s product and service offerings, the timing of the introduction of OsStic and related technologies to the U.S. market, the Company’s business strategy and mission, the development of new products, the timing of commercialization of the Company’s products, the regulatory approval process and expansion of the Company’s business in telehealth and wound care. These items involve risks, contingencies and uncertainties such as uncertainties associated with the development and process for obtaining regulatory approval for new products and OsStic and related technologies, the Company’s ability to build out its executive team, the Company’s ability to identify and effectively utilize the net proceeds of its term loan to support the Company’s growth initiatives, the extent of product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, uncertainties associated with the development and process for obtaining regulatory approval for new products, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company’s SEC filings, which could cause the Company’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by these statements.

All forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to revise any of these statements to reflect the future circumstances or the occurrence of unanticipated events, except as required by applicable securities laws.

Investor Relations Contact:

Jack Powell or Mike Piccinino, CFA

ICR Healthcare

IR@sanaramedtech.com